Exhibit 4.3(b)

CABOT OIL & GAS CORPORATION
AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT
As of April 8, 2016
To the Holders of Notes Named
on the Signature Pages Hereto
Ladies and Gentlemen:
Cabot Oil & Gas Corporation (hereinafter, together with its successors and assigns, the “Company”) agrees with you as follows:

1.	PRELIMINARY STATEMENTS.
1.1.    Note Issuances, etc.
Pursuant to that certain Note Purchase Agreement dated December 30, 2010, as amended by Amendment No. 1 to Note Purchase Agreement dated as of December 31, 2015 (as in effect immediately prior to giving effect to the Amendments (as defined below) provided for hereby, the “Existing Note Purchase Agreement”, and as amended by this Amendment Agreement (as defined below) and as may be further amended, restated or otherwise modified from time to time, the “Note Purchase Agreement”) the Company issued and sold (a) $88,000,000 in aggregate principal amount of its 5.42% Series H Senior Notes due January 15, 2021 (the “Series H Notes”), (b) $25,000,000 in aggregate principal amount of its 5.59% Series I Senior Notes due January 15, 2023 (the “Series I Notes”) and (c) $62,000,000 in aggregate principal amount of its 5.80% Series J Senior Notes due January 15, 2026 (the “Series J Notes”). The Series H Notes, the Series I Notes and the Series J Notes (as each may be amended, restated or otherwise modified from time to time as of the date hereof, collectively, the “Existing Notes”) as of the date hereof remain outstanding. The register for the registration and transfer of the Existing Notes indicates that the parties named in Annex 1 (the “Noteholders”) to this Amendment No. 2 to Note Purchase Agreement (the “Amendment Agreement”) are currently the holders of the entire outstanding principal amount of the Existing Notes.

2.	DEFINED TERMS.
Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Existing Note Purchase Agreement.

3.	AMENDMENTS TO THE EXISTING NOTE PURCHASE AGREEMENT.
Subject to Section 5 of this Amendment Agreement, the Noteholders and the Company hereby agree to each of the amendments to the Existing Note Purchase Agreement as provided for by this Amendment Agreement and specified in this Section 3. Such amendments are referred to herein, collectively, as the “Amendments”.
3.1.    Section 8.7 - Purchase of Notes. Section 8.7 of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

8.7    Purchase of Notes.
The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except:
(a)    (i) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (ii) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions; provided that, solely with respect to Notes with denominations of $500,000 or less as of April 8, 2016, if such offer to purchase is in part and is made on or before December 31, 2016, in no event shall such offer to the holder of any such Note be for less than $500,000 or the outstanding principal balance of such Note, if less (each such offer under this clause (a) being a “Purchase Offer”).
(b)    Any such Purchase Offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such Purchase Offer, and:
(i)    during the period commencing on April 8, 2016 and ending on December 31, 2016, the Company will give each holder of Notes written notice of such Purchase Offer pursuant to this Section 8.7(b)(i) not less than 10 Business Days and not more than 15 Business Days prior to the date fixed for such purchase (the “Purchase Date”). Each such notice shall (1) specify the Purchase Date (which shall be a Business Day), (2) the aggregate principal amount of the Notes proposed to be purchased on such date and on what terms, (3) the aggregate principal amount of other Senior Notes proposed to be purchased (if any) under each Other Note Agreement on or about such date and on what terms, (4) the aggregate principal amount of indebtedness proposed to be prepaid (if any) under any Material Credit Facility on or about such date, (5) the principal amount of each Note held by such holder proposed to be purchased, and (6) the interest which would be paid on the Purchase Date with respect to such principal amount proposed to be purchased. To accept such Purchase Offer, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company at least 3 Business Days prior to the Purchase Date. Notwithstanding anything in this Agreement to the contrary, any notice required to be delivered pursuant to this Section 8.7(b)(i) may be delivered by (x) email at the email address provided by the Company and each holder of Notes on Annex 2 to the Second Amendment (or at such other email address as the Company or such holder of Notes shall have specified in writing from time to time), or (y) in accordance with Section 18; and
(ii)    at any other time such Purchase Offer shall remain open for at least 30 Business Days. If the holders of more than 25% of the principal amount of the Notes then outstanding accept such Purchase Offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such Purchase Offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer.
The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
3.2.    Schedule B – Defined Terms. The following new definitions are hereby added to Schedule B of the Existing Note Purchase Agreement in their proper alphabetical order to read as follows:

“Purchase Date” is defined in Section 8.7(b)(i).
“Purchase Offer” is defined in Section 8.7(a).
“Second Amendment” means Amendment No. 2 to Note Purchase Agreement, dated as of April 8, 2016, between the Company and the holders of Notes party thereto.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
To induce you to enter into this Amendment Agreement and to consent to the Amendments, the Company represents and warrants as follows:
4.1.    Reaffirmation of Representations and Warranties.
All of the representations and warranties contained in Section 5 of the Existing Note Purchase Agreement are correct with the same force and effect as if made by the Company on the date hereof (or, if any representation or warranty is expressly stated to have been made as of a specific date, as of such date).
4.2.    Organization, Power and Authority.
The Company has all requisite corporate power and authority to enter into and perform its obligations under this Amendment Agreement.
4.3.    Legal Validity.
The execution and delivery of this Amendment Agreement by the Company and compliance by the Company with its obligations hereunder and under the Note Purchase Agreement: (a) are within the corporate powers and authority of the Company; and (b) will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company is bound or by which the Company or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.
This Amendment Agreement has been duly authorized by all necessary action on the part of the Company, has been executed and delivered by a duly authorized officer of the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
4.4.    No Defaults.
No event has occurred and no condition exists that: (a) would constitute a Default or an Event of Default or (b) could reasonably be expected to have a Material Adverse Effect.
4.5.    Disclosure.

This Amendment Agreement and the documents, certificates or other writings delivered to the Noteholders by or on behalf of the Company in connection therewith, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Noteholders by or on behalf of the Company specifically for use in connection with the transactions contemplated by this Amendment Agreement.

5.	EFFECTIVENESS OF AMENDMENTS.
The Amendments shall become effective only upon the date of the satisfaction in full of the following conditions precedent (the “Effective Date”):
5.1.    Execution and Delivery of this Amendment Agreement.
The Company and the Noteholders shall have executed and delivered this Amendment Agreement.
5.2.    Representations and Warranties True.
The representations and warranties set forth in Section 4 shall be true and correct on such date in all respects.
5.3.    Authorization.
The Company shall have authorized, by all necessary action, the execution, delivery and performance of all documents, agreements and certificates in connection with this Amendment Agreement.
5.4.    Amendment to July 2008 Note Purchase Agreement.
The Company shall have delivered to the Noteholders a fully executed copy of that certain Amendment No. 3 to Note Purchase Agreement, dated as of the date hereof, by and among the Company and each of the Persons signatory thereto with respect to that certain Note Purchase Agreement, dated July 16, 2008, together with each of the other instruments and agreements executed and/or delivered in connection therewith, in each case in form and substance reasonably satisfactory to the Noteholders, and the conditions to the effectiveness thereof shall have been satisfied or waived.
5.5.    Amendment to December 2008 Note Purchase Agreement.
The Company shall have delivered to the Noteholders a fully executed copy of that certain Amendment No. 3 to Note Purchase Agreement, dated as of the date hereof, by and among the Company and each of the Persons signatory thereto with respect to that certain Note Purchase Agreement, dated December 1, 2008, together with each of the other instruments and agreements executed and/or delivered in connection therewith, in each case in form and substance reasonably satisfactory to the Noteholders, and the conditions to the effectiveness thereof shall have been satisfied or waived.
5.6.    Amendment to 2014 Note Purchase Agreement.
The Company shall have delivered to the Noteholders a fully executed copy of that certain Amendment No. 2 to Note Purchase Agreement, dated as of the date hereof, by and among the Company and each of the Persons signatory thereto with respect to that certain Note Purchase Agreement, dated September 18, 2014, together with each of the other instruments and agreements executed and/or delivered in connection therewith, in each case in form and substance reasonably satisfactory to the Noteholders, and the conditions to the effectiveness thereof shall have been satisfied or waived.
5.7.    Special Counsel Fees.
The Company shall have paid the reasonable fees and disbursements of Noteholders’ special counsel in accordance with Section 6 below.
5.8.    Proceedings Satisfactory.
All proceedings taken in connection with this Amendment Agreement and all documents and papers relating thereto shall be satisfactory to the Noteholders signatory hereto and their special counsel, and such Noteholders and their special counsel shall have received copies of such documents and papers as they or their special counsel may reasonably request in connection herewith.

6.	EXPENSES.
Whether or not the Amendments become effective, the Company will promptly (and in any event within 30 days of receiving any statement or invoice therefor) pay all reasonable fees, expenses and costs of your special counsel, Morgan, Lewis & Bockius LLP, incurred in connection with the preparation, negotiation and delivery of this Amendment Agreement and any other documents related thereto. Nothing in this Section shall limit the Company’s obligations pursuant to Section 15.1 of the Existing Note Purchase Agreement.

7.	MISCELLANEOUS.
7.1.    Part of Existing Note Purchase Agreement; Future References, etc.
This Amendment Agreement shall be construed in connection with and as a part of the Note Purchase Agreement and, except as expressly amended by this Amendment Agreement, all terms, conditions and covenants contained in the Existing Note Purchase Agreement are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment Agreement may refer to the Note Purchase Agreement without making specific reference to this Amendment Agreement, but nevertheless all such references shall include this Amendment Agreement unless the context otherwise requires.
7.2.    Counterparts, Facsimiles.
This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed signature page by facsimile or e-mail transmission shall be effective as delivery of a manually signed counterpart of this Amendment Agreement.
7.3.    Governing Law.
THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW

OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

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If you are in agreement with the foregoing, please so indicate by signing the acceptance below on the accompanying counterpart of this Amendment Agreement and returning it to the Company, whereupon it will become a binding agreement among you and the Company.
CABOT OIL & GAS CORPORATION
By:     /s/ Matthew P. Kerin
Name:    Matthew P. Kerin
Title:    Treasurer

Signature Page to Amendment No. 2 to 2010 Note Purchase Agreement

The foregoing Amendment Agreement is hereby accepted as of the date first above written. By its execution below, each of the undersigned represents that it is the owner of one or more of the Existing Notes and is authorized to enter into this Amendment Agreement in respect thereof.
THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By:    /s/ Chris Halloran
Name:    Chris Halloran
Title:    Vice President

BCBSM, INC. DBA BLUE CROSS AND BLUE
SHIELD OF MINNESOTA

By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By:    /s/ Chris Halloran
Name:    Chris Halloran
Title:     Vice President

THE GIBRALTAR LIFE INSURANCE CO.,
LTD.

By:    Prudential Investment Management Japan
Co., Ltd., as Investment Manager

By:    PGIM, Inc., as Sub-Adviser

By:    /s/ Chris Halloran
Name:    Chris Halloran
Title:     Vice President

Signature Page to Amendment No. 2 to 2010 Note Purchase Agreement

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

By:    /s/ Matthew R. Beck
Name: Matthew R. Beck
Title:    Director

JOHN HANCOCK LIFE INSURANCE COMPANY
OF NEW YORK

By:    /s/ Matthew R. Beck
Name: Matthew R. Beck
Title:    Director

THE MANUFACTURERS LIFE INSURANCE
COMPANY (BERMUDA BRANCH)

By:    /s/ Cathy Addison
Name: Cathy Addison
Title: AVP, Senior Portfolio Manager, U.S. Fixed Income

JPMORGAN CHASE BANK, not individually but solely in its
capacity as Directed Trustee for the SBC Master Pension Trust

By:    /s/ Jacqueline M. Savage
Name:    Jacqueline M. Savage
Title:    Attorney-in-Fact

JPMorgan Chase Bank, N.A. acting solely in its representative capacity as directed trustee for and not in its individual capacity. JPMorgan Chase
Bank, N.A. shall not have individual liability with respect to the foregoing.

Signature Page to Amendment No. 2 to 2010 Note Purchase Agreement

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
By:    Delaware Investment Advisers, a series of Delaware
Management Business Trust, Attorney in Fact

By:    /s/ Bradley S. Ritter
Name:    Bradley S. Ritter
Title:    Senior Vice President

Signature Page to Amendment No. 2 to 2010 Note Purchase Agreement

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By:    CIGNA Investments, Inc. (authorized agent)

By:    /s/ Lori E. Hopkins
Name:    Lori E. Hopkins
Title:    Managing Director

LIFE INSURANCE COMPANY OF NORTH AMERICA
By:    CIGNA Investments, Inc. (authorized agent)

By:    /s/ Lori E. Hopkins
Name:    Lori E. Hopkins
Title:    Managing Director

CIGNA HEALTH AND LIFE INSURANCE COMPANY
By:    CIGNA Investments, Inc. (authorized agent)

By:    /s/ Lori E. Hopkins
Name:    Lori E. Hopkins
Title:    Managing Director

Signature Page to Amendment No. 2 to 2010 Note Purchase Agreement

THE BANK OF NEW YORK MELLON, A BANKING CORPORATION ORGANIZED UNDER THE LAWS OF NEW YORK, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER THAT CERTAIN TRUST AGREEMENT DATED AS OF JULY 1ST, 2015 BETWEEN NEW YORK LIFE INSURANCE COMPANY, AS GRANTOR, JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), AS BENEFICIARY, JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK, AS BENEFICIARY, AND THE BANK OF NEW YORK MELLON, AS TRUSTEE

By:    New York Life Insurance Company,
its attorney-in-fact

By:        /s/ A. Post Howland
Name:    A. Post Howland
Title:        Vice President

Signature Page to Amendment No. 2 to 2010 Note Purchase Agreement

COLONIAL LIFE & ACCIDENT INSURANCE COMPANY
By:    Provident Investment Management, LLC
Its:    Agent

By:    /s/ Ben Vance
Name:    Ben Vance
Title:    Vice president, Senior Managing Director

Signature Page to Amendment No. 2 to 2010 Note Purchase Agreement

CMFG LIFE INSURANCE COMPANY
By:    MEMBERS Capital Advisors, Inc.,
acting as Investment Advisor

By:    /s/ Allen R. Cantrell
Name:    Allen R. Cantrell
Title:     Managing Director, Investments

Signature Page to Amendment No. 2 to 2010 Note Purchase Agreement

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:    /s/ Annette M. Teders
Name:    Annette M. Teders
Title:    Vice President

OHIO NATIONAL LIFE ASSURANCE CORPORATION

By:    /s/ Annette M. Teders
Name:    Annette M. Teders
Title:    Vice President

Signature Page to Amendment No. 2 to 2010 Note Purchase Agreement

NATIONAL GUARDIAN LIFE INSURANCE COMPANY

By:    /s/ R.A. Mucci
Name:    R.A. Mucci
Title:    Senior Vice President & Treasurer

SETTLERS LIFE INSURANCE COMPANY

By:    /s/ R.A. Mucci
Name:    R.A. Mucci
Title:    Senior Vice President & Treasurer

Signature Page to Amendment No. 2 to 2010 Note Purchase Agreement

Annex 1
Noteholders
The Prudential Insurance Company of America

The Gibraltar Life Insurance Co., Ltd.

BCBSM, Inc. DBA Blue Cross and Blue Shield of Minnesota

John Hancock Life Insurance Company (U.S.A.)

John Hancock Life Insurance Company of New York

The Manufacturers Life Insurance Company (Bermuda Branch)

JPMorgan Chase Bank, N.A., not individually but solely in its capacity as Directed Trustee for the SBC Master Pension Trust

The Lincoln National Life Insurance Company

The Bank of New York Mellon, a banking corporation organized under the laws of New York, not in its individual capacity but solely as Trustee under that certain Trust Agreement dated as of
July 1st, 2015 between New York Life Insurance Company, as
Grantor, John Hancock Life Insurance Company (U.S.A.), as
Beneficiary, John Hancock Life Insurance Company of New
York, as Beneficiary, and The Bank of New York Mellon, as
Trustee

Connecticut General Life Insurance Company

Life Insurance Company of North America

Cigna Health and Life Insurance Company

Colonial Life & Accident Insurance Company

CMFG Life Insurance Company

The Ohio National Life Insurance Company

Ohio National Life Assurance Corporation

National Guardian Life Insurance Company

Settlers Life Insurance Company

Annex 2

Schedule Omitted